                                                                     Exhibit 3.4

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                        WESTFIELD MUTUAL HOLDING COMPANY

                                    ARTICLE I
                                    ---------

                                  Organization
                                  ------------

     The name of this Corporation shall be "Westfield Mutual Holding Company." The main office of the Corporation is and shall be located in the City of Westfield, Massachusetts, or such other location as the Board of Trustees may designate, subject to change as authorized by law. The Corporation may have such additional offices, either within or without the United States, as the Board of Trustees may from time to time designate in accordance with applicable law.

                                   ARTICLE II
                                   ----------

                                   Corporators
                                   -----------

     SECTION 2.1 Number; Election; Term. There shall be at least twenty-five
                 ----------------------
(25) Corporators. The Board of Corporators shall initially consist of those persons ("Initial Corporators") who are serving as Corporators of Westfield Mutual Holding Company on the date of the completion of the Plan of Reorganization and Minority Stock Issuance pursuant to which the Corporation will form a Stock Holding Company as its subsidiary, exchange 100% of the common stock of Westfield Bank for a majority interest in the Stock Holding Company and offer common stock of the Stock Holding Company to qualifying depositors of Westfield Bank and the tax-qualified employee benefit plans of Westfield Bank and the Corporation (the "Reorganization") in accordance with the provisions of Chapter 167H of the General Laws of The Commonwealth of Massachusetts. Such Initial Corporators shall continue to serve as Corporators for the balance of the terms to which they were elected prior to the Reorganization, subject to the provisions of Sections 2.8 and 2.9 hereof. Corporators may be elected at any annual or special meeting of Corporators if the notice of the meeting includes the election of Corporators as an item for action at the meeting. Nominations of candidates for election as Corporators shall be made by the Board of Trustees. Except as provided in the third sentence of this Section, all Corporators shall be elected for a term of ten (10) years.

     SECTION 2.2 Annual Meeting. The annual meeting of the Corporators for
                 --------------
elections and other purposes shall be held on the third Tuesday in February at 4:00 p.m. (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day), at the main office of Westfield Bank in Massachusetts, unless a different hour or place within Massachusetts (or if permitted by applicable law, elsewhere in the United States) is fixed by the Board of Trustees, the Chairman of the Board or the President. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held, and such special meeting shall have for the purposes of these By-laws and otherwise all the force and effect of an annual meeting.

     SECTION 2.3  Special Meetings. Special meetings of the Corporators for any
                  ----------------
purpose or purposes may be called at any time only by the Chairman of the Board of Trustees, by the President, or by a majority of the Trustees then in office. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

     SECTION 2.4  Matters to be Considered at Annual Meetings. At an annual
                  -------------------------------------------
meeting of Corporators, only such new business shall be conducted, and only such proposals shall be acted upon, as shall be proper subjects for Corporator action pursuant to the Charter, these By-laws, or applicable law and shall have been brought before the annual meeting by, or at the direction of, the Board of Trustees, the Chairman of the Board, or the President.

     SECTION 2.5  Notice of Meetings. A written notice of all annual and special
                  ------------------
meetings of Corporators shall state the place, date, hour, and purposes of such meetings. Such notice shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-laws or by law) at least seven (7) days before the meeting to each Corporator by leaving such notice with him or her or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such Corporator at his or her address as it appears in the records of the Corporation. When any Corporators meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. A written waiver of notice, executed before or after a meeting by such Corporator or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to notice of the meeting.

     SECTION 2.6  Quorum and Voting. Except as otherwise provided in the Charter
                  ----------------
or these By-laws, a quorum shall consist of thirteen (13) Corporators or Twenty-Five Percent (25%) of the total number of Corporators, whichever is greater, provided, however, that in any event not more than Fifty (50) Corporators shall be necessary to constitute a quorum. Each Corporator must be present in person to be counted for purposes of determining the presence of a quorum and to be entitled to vote, and each Corporator present in person shall be entitled to one vote.

     If less than a quorum is present at a meeting, a majority of the Corporators present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice, except as provided in Section
2.5. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed. The Corporators present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough Corporators to leave less than a quorum.

     SECTION 2.7  Action at Meeting. When a quorum is present, any matter before
                  -----------------
the meeting shall be decided by vote of a majority of Corporators present in person, except where a larger vote is required by law, by the Charter or by these By-laws. Any election by Corporators shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Charter or by these By-laws.

     SECTION 2.8  Resignation and Removal. Any Corporator may resign at any time
                  -----------------------
by delivering his or her written resignation to the Chairman of the Board, the President or the Clerk. Such resignation shall be effective upon receipt thereof by the Chairman of the Board, the President or the Clerk, unless it is specified to be effective at some other time or upon the happening of some other event. Any Corporator who fails to attend two (2) or more successive annual meetings of the Corporators may be removed by the Corporators at any meeting within three
(3) years following the last such successive annual meeting missed.

     SECTION 2.9  Qualification. Each Corporator shall have such qualifications
                  -------------
as are required by applicable law. No Corporator shall serve as a corporator, trustee or officer of any other mutual holding company, as trustee, director or officer of any bank or thrift institution which is not a subsidiary of the Corporation, or as a director or officer of any holding company for any bank or thrift institution which is not a subsidiary of the Corporation. No person shall be qualified to be elected to serve as a Corporator if he or she has reached the age of seventy-two (72) years.

                                   ARTICLE III
                                   -----------

                                    Trustees
                                    --------

     SECTION 3.1  Powers.  The business and affairs of the Corporation shall be
                  ------
managed by a Board of Trustees who may exercise all the powers of the Corporation except as otherwise provided by law, by the Charter, or by these By-laws. In the event of a vacancy in the Board of Trustees, the remaining Trustees, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     SECTION 3.2  Composition and Term. The number of Trustees shall be
                  --------------------
established from time to time by the Board of Trustees. The Board of Trustees shall initially consist of twelve (12) individuals, and shall remain fixed at such number until another number is fixed by the Trustees. The Trustees shall be divided into three (3) groups as nearly equal in number as possible and one of such groups shall be elected annually to serve for a term of three (3) years and until their successors are elected and qualified. When the number of Trustees is changed, the Board of Trustees shall determine the class or classes to which the increased or decreased number of Trustees shall be apportioned. The Board of Trustees shall initially consist of those persons ("Initial Trustees") who are serving as Trustees of Westfield Mutual Holding Company on the date of the Reorganization. Such Initial Trustees shall continue to serve as Trustees for the balance of the terms to which they were elected prior to the Reorganization, subject to Sections 3.4 and 3.5 hereof.

     SECTION 3.3  Trustee Nominations. Nominations of candidates for election as
                  -------------------
Trustees at any meeting of Corporators shall be made by the Board of Trustees. Only persons nominated in accordance with this Section 3.3 shall be eligible for election as Trustees at a meeting of Corporators.

     SECTION 3.4  Qualification. Each Trustee shall have such qualifications as
                  -------------
are required by applicable law. No Trustee shall serve as a corporator, trustee or officer of any other mutual holding company, as a trustee, director or officer of any bank or thrift institution which is not a subsidiary of the Corporation, or as a director or officer of any holding company for any bank or thrift institution which is not a subsidiary of the Corporation. No person shall be qualified to be elected to serve as a Trustee if he or she has reached the age of seventy-two (72) years. The members of the Board of Trustees shall satisfy such citizenship and residency requirements as may be imposed by applicable law.

     SECTION 3.5  Resignation and Removal. Any Trustee may resign at any time by
                  -----------------------
delivering his or her written resignation to the main office of the Corporation addressed to the Chairman of the Board, the President or the Clerk. Such resignation shall be effective upon receipt thereof by the Chairman of the Board, the President or the Clerk, unless it is specified to be effective at some other time or upon the happening of some other event. Any Trustee may be removed from office with or without cause by vote of a majority of the entire Board of Trustees.

     SECTION 3.6  Vacancies. Any vacancy occurring on the Board of Trustees,
                  ---------
whether as a result of resignation, removal, death or increase in the number of Trustees, may be filled by the Board of Trustees for the balance of the vacant term.

     SECTION 3.7  Compensation. The members of the Board of Trustees and the
                  ------------
members of either standing or special committees may be allowed such compensation for attendance at meetings as the Board of Trustees may determine.

     SECTION 3.8  Regular Meetings. A regular meeting of the Board of Trustees
                  ----------------
shall be held without other notice than this By-law on the same date and at the same place as the annual meeting of Corporators, or the special meeting held in lieu thereof, following such meeting of Corporators. The Board of Trustees may provide by resolution, without other notice than such resolution, the time, date and place for the holding of other regular meetings which shall be at least once every three (3) months. Regular meetings of the Board of Trustees shall be held at a place or places fixed from time to time by the Board of Trustees.

     SECTION 3.9  Special Meetings. Special meetings of the Board of Trustees
                  ----------------
may be called by or at the request of the Chairman of the Board, the President, or a majority of the Trustees. The persons authorized to call special meetings of the Board of Trustees may fix the time, date and place for holding any special meeting of the Board of Trustees called by such persons.

     SECTION 3.10  Notice of Meetings. Notice of the time, date and place of all
                   ------------------
special meetings of the Board of Trustees shall be given to each Trustee by the Clerk or Assistant Clerk or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Trustees calling the meeting. Notice of any special meeting of the Board of Trustees shall be given to each Trustee in person or by telephone or sent to his or her business or home address by telecommunication at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address at least forty-eight (48) hours in advance of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid. When any Board of Trustees meeting, either regular or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. Any Trustee may waive notice of any meeting by a writing executed by him or her either before or after the meeting and filed with the records of the meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be specified in the notice or waiver of such meeting.

     SECTION 3.11  Quorum. A majority of the number of Trustees then in office
                   ------
shall constitute a quorum for the transaction of business at any meeting of the Board of Trustees, but if less than a quorum is present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice, except as provided in
Section 3.10. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

     SECTION 3.12  Action at Meeting. The act of the majority of the Trustees
                   -----------------
present at a meeting at which a quorum is present shall be the act of the Board of Trustees, unless a greater number is prescribed by governing law, by the Charter or by these By-laws.

     SECTION 3.13  Manner of Participation. Members of the Board of Trustees may
                   -----------------------
participate in meetings of the Board and any committee thereof by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

     SECTION 3.14  Action by Consent. Any action required or permitted to be
                   -----------------
taken by the Board of Trustees at any meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Trustees then in office. Such written consents shall be filed with the records of the meetings of the Board of Trustees and shall be treated for all purposes as a vote at a meeting of the Board of Trustees.

     SECTION 3.15  Presumption of Assent. A Trustee of the Corporation who is
                   ---------------------
present at a meeting of the Board of Trustees at which action on any matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention has been entered in the minutes of the meeting or unless he or she has filed a written dissent to such action with the person acting as the Clerk of the meeting before the adjournment thereof or has forwarded such dissent by registered mail to the Clerk of the Corporation within five (5) days after the date such dissenting Trustee receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a Trustee who voted in favor of such action.

     SECTION 3.16  Committees. The Board of Trustees, by vote of a majority of
                   ----------
all of the Trustees then in office, shall elect from its number an Audit Committee and a Board of Investment/ Executive Committee, and may elect such other committees as it deems appropriate, and may delegate to such committees some or all of its powers except those which by law, by the Charter or by these By-laws may not be delegated. Any such committees shall consist of not less than three (3) members of the Board of Trustees except that the Board of Investment/Executive Committee shall consist of not less than five (5) members of the Board of Trustees, not more than one of whom may hold the office or perform the duties of President, Executive Vice President, Treasurer or Clerk. No member of the Audit Committee shall be an officer of the Corporation. Except as the Board of Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Trustees. All members of such committees shall hold such offices at the pleasure of the Board of Trustees. The Board of Trustees may abolish any such committee (other than the Audit Committee and the Board of Investment/ Executive Committee) at any time, subject to applicable law. Any committee to which the Board of Trustees delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Trustees. The Board of Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

     SECTION 3.17  Honorary Trustees. Subject to applicable law, any person who
                   -----------------
shall have served as a Trustee of the Corporation for ten (10) years or more may, upon ceasing to be a member of the Board of Trustees, continue as an Honorary Trustee in the manner and for such term as is provided by law. The persons who are serving as Honorary Trustees of Westfield Mutual Holding Company on the date of the Reorganization shall continue to serve as Honorary Trustees for the balance of the terms to which they were elected prior to the Reorganization, subject to the provisions of Section 3.5.

                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

     SECTION 4.1  Enumeration. The officers of the Corporation shall consist of
                  -----------
a President, a Treasurer, a Clerk, and such other officers, including without limitation a Chairman of the Board, a Secretary, and one or more Vice Presidents, Vice Treasurers, Assistant Treasurers, Assistant Clerks or Assistant Secretaries, as the Board of Trustees may determine.

     SECTION 4.2  Election. The Board of Trustees shall have the power to elect
                  --------
all officers.

     SECTION 4.3  Qualification. Except as may be permitted by law, no officer
                  -------------
shall serve as a corporator, trustee or officer of any other mutual holding company, as a trustee, director or officer of any bank or thrift institution which is not a subsidiary of the Corporation, or as a director or officer of any holding company for any bank or thrift institution which is not a subsidiary of the Corporation.

     SECTION 4.4  Tenure. Except as otherwise provided by law, by the Charter or
                  ------
by these By-laws, all officers shall hold office during the pleasure of the Board of Trustees. Election or appointment of an officer, employee or agent shall not of itself create contract rights to continued employment or otherwise. The Board of Trustees may authorize the Corporation to enter into an employment contract with any officer in accordance with applicable law, but no such contract shall preclude the Board of Trustees from exercising its right to remove any officer at any time in accordance with Section 4.5 hereof.

     SECTION 4.5  Resignation and Removal. Any officer may resign by delivering
                  -----------------------
his or her written resignation to the Corporation at its main office addressed to the Chief Executive officer, President or Clerk. Such resignation shall be effective upon receipt thereof by the Chief Executive Officer, President or Clerk, unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected by the Board of Trustees may be removed at any time with or without cause by the Board of Trustees. Any employee or agent of the Corporation may be removed at any time with or without cause by the Chief Executive officer or by the Board of Trustees.

     SECTION 4.6  Chairman of the Board. The Chairman of the Board, if one is
                  ---------------------
chosen shall be the Chief Executive Officer unless the Board of Trustees, by special vote confer the duties of Chief Executive Officer upon the President. The Chairman of the Board shall, when present, preside at all meetings of the Board of Trustees. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him or her by the Board of Trustees. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

     SECTION 4.7  President. The President or such other Chief Executive Officer
                  ---------
shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him or her by the Board of Trustees. Subject to the direction of the Board of Trustees, and in the absence of a Chairman of the Board, the President shall have all of the powers and perform all of the duties of the Chairman of the Board (as designated in Section 4.6) and shall also have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other Officers (other than the Chairman of the Board, if any), employees and agents of the Corporation.

     SECTION 4.8  Vice Presidents. The Vice President or Vice Presidents shall
                  ---------------
perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Trustees or the Chief Executive Officer. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

     SECTION 4.9  Treasurer, Vice Treasurers, and Assistant Treasurers. The
                  ----------------------------------------------------
Treasurer shall, subject to the direction of the Board of Trustees, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Trustees may otherwise provide. The Treasurer shall also perform such other duties as the Board of Trustees may from time to time designate. Any Vice Treasurer and any Assistant Treasurer shall have such powers and perform such duties as the Board of Trustees or the Chief Executive Officer may from time to time designate.

     SECTION 4.10 Clerk. The Clerk and Assistant Clerk shall issue notices of
                  -----
meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Trustees or the President.

     SECTION 4.11 Action with Respect to Securities of Other Corporations.
                  -------------------------------------------------------
Unless otherwise directed by the Board of Trustees, the President or any Officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

     SECTION 4.12 Other Powers and Duties. Subject to these By-laws, each
                  -----------------------
officer of the Corporation shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Board of Trustees.

                                    ARTICLE V
                                    ---------

                                   [Reserved]

                                   ARTICLE VI
                                   ----------

                                 Indemnification
                                 ---------------

     SECTION 6.1  Officers. To the extent permitted by law and except as
                  --------
provided in Sections 6.3 and 6.4 hereof, each officer of the Corporation (and his or her heirs and personal representatives) shall be indemnified by the Corporation against all Expenses incurred by him or her in connection with any Proceeding in which he or she is involved as a result of (a) his or her serving or having served as an Officer or employee of the Corporation, (b) his or her serving or having served as a director, officer or employee of any of its subsidiaries, or (c) his or her serving or having served any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation.

     SECTION 6.2  Non-Officer Employees. To the extent permitted by law and
                  ---------------------
except as provided in Sections 6.3 and 6.4, each non-Officer Employee of the Corporation (and his or her heirs and personal representatives) may, in the discretion of the Board of Trustees, be indemnified against any or all Expenses incurred by him or her in connection with any Proceeding in which he or she is involved as a result of (a) his or her serving or having served as a non-officer Employee of the Corporation, (b) his or her serving or having served as a director, officer, or employee of any of its subsidiaries, or (c) his or her serving or having served any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation. Notwithstanding anything to the contrary contained in this Article VI, the Corporation shall have no obligation under this Article VI, to any non-Officer Employee if such non-Officer Employee has rights of indemnification from any subsidiary bank of the Corporation.

     SECTION 6.3  Service at Direction of Board of Trustees. No indemnification
                  -----------------------------------------
shall be provided to an Officer or non-Officer Employee with respect to his or her serving or having served in any of the capacities described in Sections 6.1(c) and 6.2(c), respectively, hereof, unless such service was required or directed by vote of the Board of Trustees prior to the occurrence of the event to which the indemnification relates; provided that the Board of Trustees may provide an Officer or non-Officer Employee with indemnification, as to a specific Proceeding, even though such Board of Trustees vote was not obtained, if in its discretion, the Board of Trustees determines it to be appropriate for the Corporation to do so.

     SECTION 6.4  Good Faith. No indemnification shall be provided to an Officer
                  ----------
or to a non-Officer Employee with respect to a matter as to which he or she shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or upon a non-Officer Employee, no indemnification shall be provided to said Officer or to said non-Officer Employee with respect to a matter if there is a determination that with respect to said matter said officer or said non-Officer Employee did not act in good faith in the reasonable belief that his or her action was in the best interests of the Corporation. The determination shall be made by a majority vote of those Trustees who are not involved in such Proceeding. However, if more than half of the Trustees are involved in such Proceeding, the determination shall be made by a majority vote of a committee of three (3) disinterested Trustees chosen at a regular or special meeting of the Board of Trustees to make such determination; provided, however, that if there are fewer than three (3) disinterested Trustees, the determination shall be made by a committee consisting of three (3) disinterested Corporators, chosen at a regular or special meeting of the Board of Trustees to make such a determination.

     SECTION 6.5  Prior to Final Disposition. Any indemnification provided under
                  --------------------------
this Article, in the case of a Trustee shall include, and in the case of any other Officer or any non-Officer Employee may in the discretion of the Board of Trustees include, payment by the Corporation of Expenses incurred in defending a civil or criminal Proceeding in advance of the final disposition of such Proceeding, upon the Corporation's receipt of an undertaking by the Officer or non-Officer Employee indemnified to repay such payment if he or she shall be adjudicated or determined to be not entitled to indemnification under Section
6.4 hereof.

     SECTION 6.6  Insurance. The Corporation may purchase and maintain insurance
                  ---------
to protect itself and any Officer or non-Officer Employee against any liability of any character asserted against and incurred by the Corporation or any such Officer or non-Officer Employee, or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article VI.

     SECTION 6.7  Definitions. For the purposes of this Article VI:
                  -----------

     (a) "Officer" means any person who serves or has served as a Trustee of the Corporation or as an "executive officer" of the Corporation, as such term is defined in Regulation 0 of the Board of Governors of the Federal Reserve System;

     (b) "Non-Officer Employee" means any person who serves or has served as an employee of the Corporation but who is not an Officer as defined in paragraph
(a) of this Section 6.7;

     (c) "Proceeding" means any action, suit, proceeding, or investigation, civil or criminal, brought or threatened by, in or before any court, tribunal, administrative or legislative body or agency; and

     (d) "Expenses" means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount actually and reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

     SECTION 6.8  Other Indemnification Rights. Nothing in this Article VI shall
                  ----------------------------
limit any lawful rights to indemnification existing independently of this Article.

     SECTION 6.9  Survival of Benefits. The provisions of this Article VI shall
                  --------------------
be applicable to persons who shall have ceased to be Trustees or Officers of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to be indemnified hereunder. Any repeal or modification of this Article 6 shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification. Nothing hereunder shall be deemed to limit the Corporation's authority to indemnify any person pursuant to any contract or otherwise.

                                   ARTICLE VII
                                   -----------

                                   [Reserved]

                                  ARTICLE VIII
                                  ------------

                              Conflicts of Interest
                              ---------------------

     No contract or transaction between the Corporation and one or more of its Trustees or officers, or between the Corporation and any other corporation, partnership, association, or other organization of which one or more of its Trustees, officers, partners, or members are members of the Board of Trustees or officers of the Corporation, or in which one or more of the Corporation's Trustees or officers have a financial or other interest, shall be void or voidable solely by reason thereof, or solely because the Trustee or officer is present at or participates in the meeting of the Board of Trustees of the Corporation or a committee thereof which authorizes the contract or transaction, if:

          (1) Any duality of interest or possible conflict of interest on the part of any Trustee or officer of the Corporation is disclosed to the other members of the Board or committee at a meeting at which a matter involving such duality or conflict of interest is considered or acted upon; and

                (2) Any Trustee having a duality of interest or possible conflict of interest on any matter refrains from voting on the matter. The minutes shall reflect that a disclosure was made and the abstention from voting.

The foregoing requirements shall not be construed as preventing a Trustee from briefly stating his or her position in the matter, nor from answering pertinent questions of other members of the Board or committee.

     Each Trustee and officer shall be advised of the foregoing upon the acceptance of his or her office and shall answer an annual questionnaire that requests the disclosure of such duality of interest or possible conflict of interest.

                                   ARTICLE IX
                                   ----------

                            Miscellaneous Provisions
                            ------------------------

     SECTION 9.1  Fiscal Year. Except as otherwise determined by the Board of
                  -----------
Trustees, the fiscal year of the Corporation shall be the twelve months ending December 31st.

     SECTION 9.2  Seal. The Board of Trustees shall have power to adopt and
                  ----
alter the seal of the Corporation.

     SECTION 9.3  Execution of Instruments. All deeds, leases, transfers,
                  ------------------------
contracts, bonds, notes and other instruments and obligations to be entered into by the Corporation in the ordinary course of its business without Board of Trustees action may be executed on behalf of the Corporation by the Chairman of the Board, the President, any Vice President, the Treasurer or any other officer, employee or agent of the Corporation as the Board of Trustees may authorize.

     SECTION 9.4  Voting of Securities. Unless otherwise provided by the Board
                  --------------------
of Trustees, the Chairman of the Board, the Chief Executive Officer, the President or any other officer or agent designated by the Board of Trustees may waive notice to and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other organization, any of whose securities are held by the Corporation.

     SECTION 9.5  Subsidiary. For purposes of these By-laws, subsidiary of the
                  ----------
Corporation means (i) any corporation more than fifty percent (50%) of the stock of any class or classes having by the terms thereof ordinary power to vote in an election of Directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting rights by reason of the happening of any contingency) is at the time owned by the corporation directly or indirectly through subsidiaries, and (ii) any partnership, association, joint venture or other entity in which the Corporation directly or indirectly through subsidiaries has more than a fifty percent (50%) equity interest at the time.

     SECTION 9.6  Resident Agent. The Board of Trustees may appoint a resident
                  --------------
agent upon whom legal process may be served in any action or proceeding against the Corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of The Commonwealth of Massachusetts, or a corporation organized under the laws of the laws of the United States or any other state of the United States, which has qualified to do business and has an office in Massachusetts.

     SECTION 9.7  Corporate Records. The original, or attested copies, of the
                  -----------------
Charter, By-laws and record of all meetings of the Trustees or Corporators shall be kept in Massachusetts at the main office of Westfield Savings Bank, or at an office of the Clerk or resident agent of the Corporation.

     SECTION 9.8  Charter. All references in these By-laws to the Charter shall
                  -------
be deemed to refer to the Amended and Restated Charter of the Corporation, as amended and in effect from time to time.

     SECTION 9.9  Amendments. These By-laws may be amended by a majority vote of
                  ----------
the Corporators present in person and voting at a duly constituted regular or special meeting of the Corporators; provided, however, that the notice for such meeting must state that a purpose of the meeting is to consider and act upon a proposed By-law amendment and shall include the text of the proposed amendment or a summary thereof.